Exhibit 99.2

                                                           EXECUTION COUNTERPART

                         AMENDMENT NO. 2 TO THE GUARANTY

      AMENDMENT NO. 2 dated as of April 25, 2002, between OMNICOM GROUP INC., a corporation organized and existing under the laws of the State of New York (the "Guarantor"); each of the financial institutions that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and ABN AMRO BANK N.V., NEW YORK BRANCH, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      The Guarantor has entered into an Amended and Restated Guaranty dated as of February 20, 1998 (as heretofore modified and supplemented and in effect on the date hereof, the "Guaranty"), providing, subject to the terms and conditions thereof, for the guarantee of payment of certain obligations arising out of or in connection with, among other things, the Amended and Restated Credit Agreement dated as of February 20, 1998, as amended by Amendment No. 1 dated as of July 7, 2000 (the "Credit Agreement") between Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance PLC, the Banks and the Administrative Agent. The Guarantor, the Banks and the Administrative Agent wish to amend the Guaranty in certain respects, and accordingly, the parties hereto hereby agree as follows:

      Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Guaranty are used herein as defined therein.

      Section 2. Amendments. Subject to the receipt by the Administrative Agent of counterparts of this Amendment No. 2, duly executed and delivered by the Guarantor, the Administrative Agent and the Required Banks, but effective as of the date hereof, the Guaranty shall be amended as follows:

      2.01. References. References in the Guaranty (including references to the Guaranty as amended hereby) to "this Guaranty" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Guaranty as amended hereby.

      2.02. Liens. Section 7(i) of the Guaranty is amended by deleting the "and" at the and of clause (viii) thereof, replacing the period at the end of clause
(ix) thereof with a semi-colon followed by the word "and", and adding a new clause (x) at the end thereof to read as follows:

            (x) Liens securing Indebtedness permitted by Section 7(l)(vii), provided that the aggregate principal amount of such secured Indebtedness shall not exceed 15% of Consolidated Net Worth at any time.

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                                      -2-


      Section 3. Representations and Warranties. The Guarantor represents and warrants to the Banks as of the date hereof that the representations and warranties set forth in Section 6 of the Guaranty (other than the third sentence of Section 6(e) of the Guaranty) are true and correct on and as of the date hereof as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said
Section 6 to "this Guaranty" included reference to this Amendment No. 2.

      Section 4. Confirmation of Guaranty. The Guarantor hereby confirms and agrees that the obligations of the Borrowers, or any of them, under the Credit Agreement are entitled to all the benefits of the Guaranty, and that all obligations of the Borrowers, or any of them, under the Credit Agreement shall constitute "Guaranteed Obligations", as defined under, and for all purposes of, the Guaranty and that all references in the Guaranty to the "Credit Agreement" (including indirect references) shall be deemed to be references to the Credit Agreement.

      Section 5. Miscellaneous. Except as herein provided, the Guaranty shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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                                      -3-


      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                             GUARANTOR:

                                             OMNICOM GROUP INC.,
                                               as Guarantor

                                             By: /s/ Dennis E. Hewitt
                                                 -------------------------------
                                             Name:  Dennis E. Hewitt
                                             Title: Treasurer

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                                      -4-


                                         ADMINISTRATIVE AGENT

                                         ABN AMRO BANK N.V., NEW YORK
                                           BRANCH, as Administrative Agent

                                         By: /s/ Thomas Rogers
                                             -------------------------------
                                             Name:  Thomas Rogers
                                             Title: Group Vice President

                                         By: /s/ Bryan Matthews
                                             -------------------------------
                                             Name:  Bryan Matthews
                                             Title: Corporate Banking Officer

                                         BANKS

                                         ABN AMRO BANK N.V., NEW YORK BRANCH

                                         By: /s/ Thomas Rogers
                                             -------------------------------
                                             Name:  Thomas Rogers
                                             Title: Group Vice President

                                         By: /s/ Bryan Matthews
                                             -------------------------------
                                             Name:  Bryan Matthews
                                             Title: Corporate Banking Officer

                                         JPMORGAN CHASE BANK

                                         By: /s/ William E. Rottino
                                             -------------------------------
                                             Name:  William E. Rottino, CFA
                                             Title: Vice President

                                         THE NORTHERN TRUST COMPANY


                                         By: /s/ Russ Rockenbach
                                             -------------------------------
                                             Name:  Russ Rockenbach
                                             Title: Vice President

                                         SOCIETE GENERALE, NEW YORK BRANCH


                                         By: /s/ Elaine Khalil
                                             -------------------------------
                                             Name:  Elaine Khalil
                                             Title: Director

                                         CITIBANK, N.A.


                                         By: /s/ Carolyn A. Kee
                                             -------------------------------
                                             Name:  Carolyn A. Kee
                                             Title: Vice President

                                         DRESDNER BANK AG, NEW YORK AND
                                           GRAND CAYMAN BRANCHES

                                         By: _________________________
                                             Name:
                                             Title:

                                         By: _________________________
                                             Name:
                                             Title:

                                         HSBC BANK USA


                                         By: /s/ Johan Sorensson
                                             -------------------------------
                                             Name:  Johan Sorensson
                                             Title: First Vice President

                                         BANK OF AMERICA, N.A.

                                         By: _________________________
                                             Name:
                                             Title:

                                         THE BANK OF NEW YORK

                                         By: /s/ Kenneth P. Sneider, Jr.
                                             -------------------------------
                                             Name:  Kenneth P. Sneider, Jr.
                                             Title: Vice President

                                         MELLON BANK, N.A.


                                         By: /s/ Maria N. Sisto
                                             -------------------------------
                                             Name:  Maria N. Sisto
                                             Title: Vice President

                                         SAN PAOLO IMI S.P.A

                                         By: /s/ Carlo Persico
                                             -------------------------------
                                             Name:  Carlo Persico
                                             Title: General Manager

                                         By: /s/ Robert Wurster
                                             -------------------------------
                                             Name:  Robert Wurster
                                             Title: Senior Vice President

                                         WACHOVIA BANK, NATIONAL ASSOCIATION

                                         By: /s/ Daniel Evans
                                             -------------------------------
                                             Name:  Daniel Evans
                                             Title: Managing Director

                                         WESTPAC BANKING CORPORATION

                                         By: /s/ Andrew Ramsay
                                             -------------------------------
                                             Name:  Andrew Ramsay
                                             Title: Vice President